SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 10, 2000



                       DYNAMICS RESEARCH CORPORATION
           (Exact name of registrant as specified in its charter)



       Massachusetts               0-2479               04-2211809

(State or Other Jurisdiction     (Commission           (IRS Employer
     of Incorporation)           File Number)        Identification No.)



                    60 Frontage Road, Andover, MA 01810-5498
            (Address of principal executive offices)  (ZipCode)


Registrant's telephone number:  (978) 475-9090



                                    N/A
          (Former name or former address, if changed since last report)



Item 5.  Other Events.

     On February 10, 2000, Dynamics Research Corporation entered into a loan and security agreement with its banks. A copy of the press release announcing this agreement filed as an Exhibit to the Form 8-K is incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

10.1  Press release issued by Dynamics Research Corporation (the
      "Company") on February 3, 2000

10.2 Loan and Security Agreement dated as of February 10, 2000 by and among the Company, certain of its subsidiaries, the Lenders party to the Loan and Security Agreement and Brown Brothers Harriman & Co. as Administrative Agent for such lenders.

10.3 Mortgage, Security Agreement and Assignment dated as of February 10, 2000 by and between the Company and Brown Brothers Harriman & Co., as Administrative Agent for the Lenders.



                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DYNAMICS RESEARCH CORPORATION


Date:  March 24, 2000                  By: /s/ James P. Regan
                                       Name:   James P. Regan
                                       Title:  President and CEO



EXHIBIT INDEX


The following designated exhibits are filed herewith:


10.1  Press release issued by Dynamics Research Corporation (the
      "Company") on February 3, 2000

10.2 Loan and Security Agreement dated as of February 10, 2000 by and among the Company, certain of its subsidiaries, the Lenders party to the Loan and Security Agreement and Brown Brothers Harriman & Co. as Administrative Agent for such lenders.

10.3 Mortgage, Security Agreement and Assignment dated as of February 10, 2000 by and between the Company and Brown Brothers Harriman & Co., as Administrative Agent for the Lenders.